Exhibit 10.27

GOFISH CORPORATION

STOCK OPTION CANCELLATION AGREEMENT

This Agreement (the “Agreement”), effective as of June 30, 2007, is entered into between GoFish Corporation, a Nevada corporation (the “Company”) and Riaz Valani (the “Grantee”) (together the “Parties”).

RECITALS

WHEREAS, the Grantee was previously granted an option (the “Option”) to purchase 250,000 shares of common stock of the Company under the Company’s 2006 Equity Incentive Plan pursuant to a Stock Option Award Agreement dated February 23, 2007 (the “Option Agreement”).

WHEREAS, all 250,000 shares remain subject to the Option and have not been exercised as of the date hereof;

WHEREAS, it is in the best interest of the Company and the Grantee to cancel the Option with respect to all shares subject to the Option.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Grantee hereby agree as follows:

1. The Grantee and the Company agree that the Option shall be cancelled effective as of June 30, 2007 with respect to all shares of common stock of the Company subject to the Option and the Option Agreement is of no further force and effect.

2. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof

3. This Agreement may be executed in one or more counterparts.

[Signature page follows]

IN WITNESS WHEREOF, each of the Company and the Grantee has executed this Agreement as of the date first set forth above.

GOFISH CORPORATION

By:	/s/ Michael Downing
Name:	Michael Downing
Title:	Chief Executive Officer

/s/ Riaz Valani
Riaz Valani